UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RALLYBIO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Rallybio Corporation (the “Company” or “Rallybio”) will be held on May 24, 2022, at 3:30 p.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/RLYB2022. At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
To elect Martin W. Mackay, Ph.D., Kush M. Parmar, M.D., Ph.D. and Paula Soteropoulos as Class I directors, each for a three-year term.
2.
To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR each of the nominees for Class I director (Proposal No. 1) and FOR ratification of the proposed independent registered public accounting firm (Proposal No. 2).

Each outstanding share of the Company’s common stock (Nasdaq: RLYB) entitles the holder of record at the close of business on March 30, 2022, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RLYB2022. You will also be able to submit questions and vote your shares electronically at the meeting.

Whether or not you expect to attend the meeting, we urge you to vote your shares by following the instructions on the proxy card that you received by mail and submit your proxy by Internet, by telephone or, if you received written proxy materials, by signing, dating and returning a proxy card included in these materials in order to ensure the presence of a quorum. If you choose to virtually attend the Annual Meeting, you may still vote your shares in real time, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

Martin Mackay, Ph.D. Chief Executive Officer and Chairman April 25, 2022

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2022 at 3:30 p.m. Eastern Time

This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of Rallybio Corporation, which we refer to as the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a virtual meeting format at 3:30 p.m. Eastern Time, www.virtualshareholdermeeting.com/RLYB2022.

In this proxy statement, we refer to Rallybio Corporation as “Rallybio,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 25, 2022, we began mailing this proxy statement and proxy card (the “Proxy Materials”) to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2021.

Proxies will be solicited by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation, by officers, agents and employees of the Company who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by Rallybio.

This proxy statement and our Annual Report are available for viewing, printing and downloading at www.proxyvote.com. Stockholders will need their unique control number, which appears on the proxy card (printed in the shaded bar).

Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors/ Media” section of our website at www.rallybio.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510, Attention: Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Rallybio Corporation is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders to be held at 3:30 p.m. Eastern Time on May 24, 2022, in a virtual meeting format at www.virtualshareholdermeeting.com/RLYB2022, and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of Rallybio Corporation common stock on the record date.

When were this proxy statement and the accompanying materials sent to stockholders?

On or about April 25, 2022, we began sending the Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 30, 2022. Only stockholders who owned our common stock at the close of business on March 30, 2022 are entitled to vote at the Annual Meeting.

Why a Virtual Meeting?

We are hosting a virtual meeting to enable greater participation. Stockholders will be able to attend the meeting online and submit questions by visiting www.virtualshareholdermeeting.com/RLYB2022. Stockholders will also be able to submit questions and vote their shares electronically during the meeting.

How many votes can be cast by all stockholders?

A total of 32,130,970 shares of common stock of the Company were outstanding on March 30, 2022 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

Stockholders will need their unique control number, which appears on the proxy card (printed in the shaded bar), or within the body of the email sending the proxy statement. You will need your control number to access the virtual Annual Meeting, submit your questions and vote your shares electronically. The Annual Meeting will begin promptly at 3:30 p.m., Eastern Time, on May 24, 2022. You may vote as follows:

By Internet. Visit www.proxyvote.com and follow the instructions provided on the proxy card. You will be asked to provide the control number from the proxy card and follow the instructions. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Your vote must be received by 11:59 p.m., Eastern Time, on May 23, 2022 to be counted.

By Telephone. Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 23, 2022 to be counted.

By Mail. Vote by proxy card by completing, signing, dating, and mailing your proxy card in the envelope provided. If you vote by Internet, please do not mail your proxy card. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees. Your proxy will be voted in accordance with your instructions. If you sign and return a proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

At the Virtual Meeting. The meeting will be held entirely online. During the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/RLYB2022. Have the proxy card, which contains your control number, available when you access the virtual meeting webpage. If you have already voted previously by Internet or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR election of Martin W. Mackay, Ph.D., Kush M. Parmar, M.D., Ph.D. and Paula Soteropoulos as Class I directors.

Proposal 2: FOR ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who pays the cost for soliciting proxies?

Rallybio will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. This cost also includes support for the hosting of the virtual Annual Meeting. Rallybio may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting live at the virtual meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, virtually in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item?

Proposal 1: Elect Directors: A nominee for director shall be elected to the Board of Directors if the votes properly cast FOR such nominee’s election exceed the votes properly cast AGAINST such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either FOR or
AGAINST any director’s election). Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on this Proposal 1. Proposal 1 is a non-routine matter. Therefore, brokerage firms will not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of our Independent Registered Public Accounting Firm: For the ratification of the selection of our independent registered public accounting firm for our 2022 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 2 is a routine matter. Therefore, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee of the Board of Directors will reconsider its selection.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the election of each nominee for director (Proposal 1) will be a non-routine matter and that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 15, 2022 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after April 15, 2022 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 15, 2022, there were 32,130,970 shares of common stock outstanding and the percentage of shares beneficially owned in the table below is based on shares outstanding as of April 15, 2022. Unless otherwise indicated, the address for each director and named executive officer is c/o Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
5% or greater stockholders:
Entities associated with Viking Global Investors LP (1)	4,194,777	13.1%
Entities affiliated with 5AM Ventures (2)	3,980,724	12.4%
Entities affiliated with TPG Inc. (3)	3,028,414	9.4%
FMR LLC (4)	2,891,173	9.0%
Entities affiliated with Canaan Partners (5)	2,409,712	7.5%
Entities affiliated with Pivotal bioVenture Partners (6)	2,271,311	7.1%
Tekla Capital Management LLC (7)	2,308,670	7.2%
Entities Affiliated with New Leaf Venture Partners (8)	2,301,603	7.2%
Directors and Named Executive Officers:
Martin W. Mackay, Ph.D. (9)	724,292	2.3%
Helen M. Boudreau (10)	37,322	*
Rob Hopfner, R.Ph., Ph.D. (6)(11)	2,287,352	7.1%
Ronald M. Hunt (8)(12)	2,317,644	7.2%
Lucian Iancovici, M.D.	—	*
Hui Liu, Ph.D.	—	*
Christine A. Nash	—	*
Kush M. Parmar, M.D., Ph.D. (2)(13)	3,996,569	12.4%
Timothy M. Shannon, M.D.(5)(14)	2,425,669	7.5%
Paula Soteropoulos (15)	39,559	*
Jeffrey M. Fryer, CPA (16)	728,691	2.3%
Stephen Uden, M.D. (17)	724,293	2.3%
All executive officers and directors as a group (13 persons)	2,515,577	7.8%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2022 reporting beneficial ownership of Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, and O. Andreas Halvorsen, David C. Ott and Rose S. Shabet (together with Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen and David C. Ott, the “Viking Reporting Persons”). The Viking Reporting Persons report shared voting and dispositive power over 4,194,777 shares. The address of each of the Viking Reporting Persons is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(2)
Based solely on information contained in a Form 4 filed with the SEC on February 10, 2022, reporting beneficial ownership of 5AM Opportunities I, L.P. (“Opportunities I”), 5AM Opportunities I (GP), LLC (“Opportunities GP”), 5AM Partners V, LLC (“Partners V”), 5AM Ventures V, L.P. (“Ventures V”), Andrew J. Schwab and Scott M. Rocklage (together with Opportunities I, Opportunities GP, Partners V, Ventures V and Mr. Schwab, the “5AM Reporting Persons”). Opportunities I is the beneficial owner of 1,335,637 shares and Ventures V is the beneficial owner of 2,645,087 shares. The 5AM Reporting Persons share voting and dispositive power over 3,980,724 shares. Dr. Parmar, a member of our Board of Directors, is a Managing Member at Opportunities GP and Partners V, and may be deemed to have shared voting and dispositive power over all shares held by the 5AM Reporting Persons. The address of each of the 5AM Reporting Persons is 501 2nd Street, Suite 350, San Francisco, California 94107.
(3)
Based solely on information contained in a Schedule 13D/A filed with the SEC on January 18, 2022 reporting beneficial ownership of TPG GP A, LLC (“TPG GP A”), David Bonderman, James G. Coulter and Jon Winkelried (collectively, the “TPG Reporting Persons”). The TPG Reporting Persons report shared voting and dispositive power over 3,028,414 shares. The address of each of the TPG Reporting Persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)
Based solely on information contained in a Schedule 13G filed with the SEC on August 4, 2021 reporting beneficial ownership of FMR LLC and Abigail P. Johnson (together with FMR LLC, the “FMR Reporting Persons”). FMR LLC report sole voting power over 1,556,878 shares and sole dispositive power over 2,891,173 shares. Ms. Johnson report sole dispositive power over 2,891,173 shares. The address of FMR LLC is 245 Summer Street, Boston Massachusetts 02210.
(5)
Based solely on information contained in a Schedule 13G filed with the SEC on February 8, 2022 reporting beneficial ownership of Canaan XI L.P. and Canaan Partners XI LLC (together with Canaan XI L.P., the “Canaan Reporting Persons”). The Canaan Reporting Persons have sole voting and dispositive power over 2,409,712 shares. Dr. Shannon, a member of our Board of Directors, is a General Partner at Canaan Partners and may be deemed to have shared voting and dispositive power over all shares held by the Canaan Reporting Persons. The address of each of the Canaan Reporting Persons is 2765 Sand Hill Road, Menlo Park, California 94025.
(6)
Based solely on information contained in a Schedule 13D filed with the SEC on August 12, 2021 reporting beneficial ownership of Nan Fung Group Holdings Limited (“NFGHL”), NF Investment Holdings Limited (“NFIHL”), Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”), Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”), Pivotal bioVenture Partners Fund I U.G.P. Ltd. (the “Ultimate General Partner”), Pivotal Partners Ltd (“Pivotal Partners”), and Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences,” and together with Pivotal, Pivotal GP, Ultimate General Partner and Pivotal Partners, the “Pivotal Entities”, and together with NFGHL, NFIHL, Nan Fung Life Sciences, Pivotal, Pivotal GP, the Ultimate General Partner and Pivotal Partners, the “Pivotal Reporting Persons”). The Pivotal Reporting Persons report shared voting and dispositive power over 2,271,311 shares. Dr. Hopfner, a member of our Board of Directors, is a General Partner at Pivotal bioVenture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the Pivotal Reporting Persons. The address of each of the Pivotal Entities is 501 Second Street, Suite 200, San Francisco, CA 94107. The address NFGHL is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(7)
Based solely on information contained in a Schedule 13G filed with the SEC on January 21, 2022 reporting beneficial ownership of Tekla Capital Management LLC (“TCM”) and Daniel R. Omstead. Each of TCM and Mr. Omstead report shared voting power over 2,308,670 shares and sole dispositive power over 2,308,670 shares. The address of TCM is 100 Federal Street, 19th Floor, Boston, MA 02110.
(8)
Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2022 reporting beneficial ownership of New Leaf Ventures III, L.P. (“NLV-III”), New Leaf Venture Associates III, L.P. (“NLVA-III”), New Leaf Venture Management III, L.L.C. (“NLVM-III”), New Leaf Biopharma Opportunities II, L.P. (“NL BPO-II”), New Leaf BPO Associates II, L.P. (“NL BPOA-II”) and New Leaf BPO Management II, L.L.C. (“NL BPOM-II”), and Mr. Hunt and Vijay Lathi (together with NLV-III, NLVA-III, NKVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II and Mr. Hunt, the “New Leaf Reporting Persons”). Each of NLV-III, NLVA-III and NLVM-III report shared voting and dispositive power over 2,147,757 shares. Each of NL BPO-II, NL BPOA-II and NL BPOM-II report shared voting and dispositive power over 153,846 shares. Each of Mr. Hunt and Mr. Lathi report shared voting and dispositive power over 2,301,603 shares. Mr. Hunt, a member of our Board of Directors, is a Managing Director at New Leaf Venture Partners, and may be deemed to have shared voting and dispositive power over all shares held by the New Leaf Reporting Persons. The address of each of NLV-III, NLVA-III, NLVM-III, NL BPO-II, NL BPOA-II, NL BPOM-II, Mr. Hunt and Mr. Lathi is 420 Lexington Avenue, Suite 408, New York, NY 10170.
(9)
Consists of (i) 282,609 shares held directly by Dr. Mackay, (ii) 436,517 shares held directly by a limited liability company, of which Dr. Mackay is the managing member and (iii) 5,166 shares issuable to Dr. Mackay upon the exercise of options held directly by Dr. Mackay that are exercisable within 60 days following April 15, 2022. Dr. Mackay has sole voting and dispositive power over such shares, and is deemed to be the beneficial owner of such shares.
(10)
Includes 13,440 shares issuable to Ms. Boudreau upon the exercise of options held directly by Ms. Boudreau that are exercisable within 60 days following April 15, 2022.
(11)
Includes 16,041 shares issuable to Dr. Hopfner upon the exercise of options held directly by Dr. Hopfner that are exercisable within 60 days following April 15, 2022. See also Footnote 6.
(12)
Includes 16,041 shares issuable to Mr. Hunt upon the exercise of options held directly by Mr. Hunt that are exercisable within 60 days following April 15, 2022. See also Footnote 8.
(13)
Includes 15,845 shares issuable to Dr. Parmar upon the exercise of options held directly by Dr. Parmar that are exercisable within 60 days following April 15, 2022. See also Footnote 2.
(14)
Consists of 15,957 shares issuable to Dr. Shannon upon the exercise of options held directly by Dr. Shannon that are exercisable within 60 days following April 15, 2022. See also Footnote 5.
(15)
Includes 15,677 shares issuable to Ms. Soteropoulos upon the exercise of options held directly by Ms. Soteropoulos that are exercisable within 60 days following April 15, 2022.
(16)
Consists of (i) 47,048 held by Mr. Fryer in a Roth IRA (the “Fryer IRA”), (ii) 272,609 held in a revocable trust for which Mr. Fryer is the grantor (the “Fryer Grantor Trust”), (iii) an aggregate of 403,868 shares held in two irrevocable trusts for the benefit of Mr. Fryer’s children (the “Fryer Family Trusts”) and (iv) 5,166 shares issuable to Mr. Fryer upon the exercise of options held directly by Mr. Fryer that are exercisable within 60 days following April 15, 2022. Mr. Fryer shares voting and dispositive power over the shares held in the Fryer IRA and Fryer Grantor Trust. Mr. Fryer disclaims beneficial ownership of the shares held in the Fryer Family Trusts.
(17)
Includes 5,166 shares issuable to Dr. Uden upon the exercise of options held directly by Dr. Uden that are exercisable within 60 days following April 15, 2022.

MANAGEMENT AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND STRUCTURE

Our certificate of incorporation states that the Board of Directors shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of the Board of Directors. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that the Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier death, resignation or removal in accordance with the terms of our restated certificate of incorporation and bylaws, our Class I directors who are re-elected at the 2022 Annual Meeting of stockholders will serve until the 2025 annual meeting of stockholders; our Class II directors will serve until the 2023 annual meeting of stockholders; and our Class III directors will serve until the 2024 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board among the three classes.

It is the Board of Directors’ policy that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. The Board of Directors believes that the directors should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business, and should contribute to the overall diversity of the Board of Directors. Accordingly, the Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.

The Board of Directors is currently comprised of ten members. In April 2022, Dr. Shannon notified the Board that he would resign as a director, effective at the Annual Meeting. Following the Annual Meeting, the Board of Directors will consist of nine members.

Below is a list of the names, ages as of April 15, 2022, and classification of the individuals who currently serve as our directors. The information below regarding our Board of Directors includes service on the board of directors of Rallybio Holdings, LLC, the Rallybio parent company until implementation of a corporate reorganization in July 2021 in connection with Rallybio Corporation’s initial public offering.

Name	Age	Director Since	Position and Class
Martin W. Mackay, Ph.D.	66	2018	Director (Class I); Chief Executive Officer
Kush M. Parmar, M.D., Ph.D.	41	2018	Director (Class I)
Paula Soteropoulos	54	2020	Director (Class I)
Helen M. Boudreau	56	2020	Director (Class II – term will expire 2023)
Lucian Iancovici, M.D.	40	2020	Director (Class II – term will expire 2023)
Christine A. Nash	49	2022	Director (Class II – term will expire 2023)
Rob Hopfner, R.Ph., Ph.D.	49	2020	Director (Class III – term will expire 2024)
Ronald M. Hunt	57	2018	Director (Class III – term will expire 2024)
Hui Liu, Ph.D.	49	2022	Director (Class III – term will expire 2024)

DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

CLASS I DIRECTOR NOMINEES

Martin W. Mackay, Ph.D., is a co-founder of, and has been Chief Executive Officer and Chairman of the Board of Directors of Rallybio since 2018. From March 2013 to December 2017, Dr. Mackay served as the Executive Vice President and Global Head of Research & Development at Alexion Pharmaceuticals, Inc., or Alexion, and, from July 2010 to January 2013, Dr. Mackay served as the President of Research & Development at AstraZeneca PLC. Prior to AstraZeneca, Dr. Mackay worked at Pfizer, Inc., or Pfizer, for 15 years where he held positions of increasing responsibility, including president, head of pharmatherapeutics research and development. Dr. Mackay currently serves on the board of directors of Charles River Laboratories International, Inc., and Novo Nordisk A/S. Dr. Mackay earned a BSc First Class in microbiology from Heriot-Watt University and a Ph.D. in molecular genetics from the University of Edinburgh. We believe Dr. Mackay is qualified to serve on our Board of Directors because of his extensive experience serving on other boards and leading research and development organizations at both global pharmaceutical and biotechnology companies provides our Board of Directors with a unique combination of expertise.

Kush M. Parmar, M.D., Ph.D., has served as a member of our Board of Directors since April 2018. Dr. Parmar is currently a Member of 5AM Venture Management, LLC, where he has worked since 2010. Dr. Parmar also serves as Co-Chief Executive Officer and as member of the board of directors of 5:01 Acquisition Corp, positions he has held since its inception in September 2020. Dr. Parmar currently serves as a board member of Akouos, Inc., Entrada Therapeutics, Inc., Ensoma Inc., Homology Medicines, Inc., Syngene International Ltd. and Vor Biopharma Inc., and previously served on the board of directors of Arvinas, Inc., Audentes Therapeutics, Inc. and scPharmaceuticals, Inc. Dr. Parmar earned a B.A. in molecular biology and medieval studies from Princeton University, a Ph.D. in experimental pathology from Harvard University and an M.D. from Harvard Medical School. We believe that Dr. Parmar is qualified to serve on our Board of Directors because of his extensive experience in the venture capital industry, medical and scientific background and training, and service on the boards of other public and private biopharmaceutical and biotechnology companies.

Paula Soteropoulos has served as a member of our Board of Directors since October 2020. Ms. Soteropoulos currently serves as the Chairman of Ensoma, a private venture-backed company. She previously served as Chief Executive Officer and President of Akcea Therapeutics, Inc. from January 2015 to September 2019, where she was also a member of the board of directors. Prior to Akcea, Ms. Soteropoulos served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc., and prior to Moderna, she served in various roles of increasing responsibility at Genzyme Corporation, including as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos currently serves on the board of directors of uniQure N.V. Ms. Soteropoulos also serves as a Strategic Advisor to 5AM Venture Management, LLC, Chiesi USA and Kyowa Kirin North America. Ms. Soteropoulos earned both a B.S. in chemical and biochemical engineering and an M.S. in chemical and biochemical engineering from Tufts University, and holds an executive management certificate from the Darden Graduate School of Business at the University of Virginia. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve on our Board of Directors because of her extensive experience in the biotechnology industry, her executive leadership experience and her service on the boards of other public and private biopharmaceutical companies.

CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING

Class II Directors (Term Expires at 2023 Annual Meeting)

Helen M. Boudreau has served as a member of our Board of Directors since September 2020. From June 2018 to June 2019, Ms. Boudreau served as Chief Operating Officer of the Bill & Melinda Gates Medical Research Institute, a non-profit biotech. Previously, she served as Chief Financial Officer from July 2017 to June 2018 and as a board member from February 2016 to July 2017 of Proteostasis Therapeutics, Inc. From October 2014 to June 2017, Ms. Boudreau served as Chief Financial Officer of FORMA Therapeutics, Inc., and from September 2008 to September 2014, Ms.

Boudreau served in senior finance roles at Novartis AG, including Chief Financial Officer Novartis Corporation US and Chief Financial Officer Global Oncology. Prior to Novartis, Ms. Boudreau served in roles of increasing responsibility in strategy and finance at Pfizer Inc. from April 1999 to September 2008, including Vice President Finance Customer Business Unit and Commercial Operations and Vice President Finance, Pfizer Global Research and Development. Earlier in her career, Ms. Boudreau worked at PepsiCo Inc. and YUM! Brands, Inc., McKinsey & Company and Bank of America Corporation. Ms. Boudreau currently serves as a board member of Premier, Inc., Shattuck Labs Inc. and Field Trip Health Ltd. Ms. Boudreau previously served on the board of directors of Evaxion Biotech A/S and Proteostasis Therapeutics, Inc. Ms. Boudreau earned a B.A. in Economics from the University of Maryland, where she graduated summa cum laude, and an M.B.A. from the Darden Graduate School of Business at the University of Virginia. Ms. Boudreau is Directorship CertifiedTM by the NACD. We believe Ms. Boudreau is qualified to serve on our Board of Directors because of her financial expertise and extensive experience as an executive and director with biotechnology companies.

Lucian Iancovici, M.D., has served as a member of our Board of Directors since May 2020. Dr. Iancovici is currently a Managing Director of TPG Growth, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund, a venture fund focused on investing in digital health technologies. From January 2015 to October 2017, Dr. Iancovici was a general partner at dRx Capital, a joint venture investment company launched by Novartis and Qualcomm. From 2011 to 2012, Dr. Iancovici was an associate at McKinsey & Company. Lucian is a board certified internal medicine doctor, who trained at Columbia University Medical Center in New York prior to joining McKinsey and Company. Dr. Iancovici earned his bachelor’s degree in economics and an M.D., both from Tufts University. We believe that Dr. Iancovici is qualified to serve on our Board of Directors because of his extensive experience in the venture capital industry, and his medical and scientific background and training.

Christine A. Nash, has served as a member of our Board of Directors since April 2022. Since April 2018, Ms. Nash has been a principal at Chatiemac Consulting, LLC, a firm that provides strategic and commercial planning guidance to biotechnology companies developing medications for rare diseases. Ms. Nash also currently serves as Board Chair and senior advisor to the President and CEO, since 2019, at The CM Group, an integrated healthcare agency focused on providing scientific and commercialization strategies and services to life sciences companies. From 2007 to 2015, Ms. Nash held positions of increasing responsibility at Hyperion Therapeutics, Inc., including as Senior Vice President and Chief Commercial Officer since May 2012. Prior to Hyperion, from 2004 to 2007, Ms. Nash held various positions of increasing responsibility within the commercial organization at CoTherix, Inc. Ms. Nash’s previous experience includes business development and product planning and management roles with Genesoft Pharmaceuticals Inc., Oncology Therapeutics Network, Eli Lilly and Company, and Imana, Inc. Ms. Nash holds an M.B.A and a B.A. with Honors in Public Policy, both from Stanford University. We believe that Ms. Nash is qualified to serve on our Board of Directors because of her extensive operational and business experience in the pharmaceutical and biotechnology industries, including executive leadership, and her experience overseeing commercial organizations and product launches.

Class III Directors (Term Expires at 2024 Annual Meeting)

Rob Hopfner, R.Ph., Ph.D., has served as a member of our Board of Directors since March 2020. Since October 2017, Dr. Hopfner has served as a Managing Partner at Pivotal bioVenture Partners LLC, a venture capital firm. Prior to Pivotal, Dr. Hopfner served as a Principal at Bay City Capital LLC, a venture capital firm, from June 2007 to October 2009 and as a Managing Director and Partner from October 2009 to September 2017. Dr. Hopfner currently serves as a board member of Inozyme Pharma, Inc., and on the boards of a number of private life sciences companies. Dr. Hopfner previously served on the board of directors of Vaxcyte, Inc. Dr. Hopfner earned a B.Sc. in Pharmacy and a Ph.D. in Pharmacology from the University of Saskatchewan and an M.B.A. from the University of Chicago. We believe Dr. Hopfner is qualified to serve on our Board of Directors because of his experience in advising public and private life sciences companies, as well as his research in the pharmaceutical field.

Ronald M. Hunt has served as a member of our Board of Directors since 2018. Since 2005, Mr. Hunt has served as a Managing Director and Member of New Leaf Venture Partners, L.L.C., a venture capital firm. Previously, Mr. Hunt served at the Sprout Group, a venture capital firm and was a consultant with consulting firms Coopers & Lybrand Consulting and The Health Care Group, Inc. Mr. Hunt worked earlier in his career in various sales and marketing positions at Johnson & Johnson and SmithKline Beecham Pharmaceuticals PLC. Mr. Hunt currently serves as a board member of Harpoon Therapeutics, Inc. and Iterum Therapeutics, Ltd., clinical-stage companies, and on the boards of a number of private pharmaceutical and healthcare companies. Mr. Hunt previously served on the board of directors of Neuronetics, Inc. Mr. Hunt earned a B.S. from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our Board of Directors because of his investment experience, his experience in the pharmaceutical industry and service on the boards of other public and private biopharmaceutical and biotechnology companies.

Hui Liu, Ph.D., has served as a member of our Board of Directors since April 2022. Dr. Liu is currently Chief Business Officer of Merus N.N., a position he has held since December 2015, and has been Head of Merus U.S. since October 2018. At Merus, Dr. Liu is responsible for business development, alliance management, product strategy, finance and Merus operations in the U.S. From 2013 to 2015, Dr. Liu served as Vice President and Global Head, Business Development & Licensing, Oncology, and from 2009 to 2012 as Vice President and Global Head, Business Development & Licensing, Vaccines & Diagnostics, at Novartis AG. Prior to Novartis, Dr. Liu held positions of increasing responsibility in business development at Pfizer, Inc. from 2004 to 2009 and in the R&D organization at Pfizer and its predecessor company Warner-Lambert from 1997 to 2001. From 2001 to 2004, Dr. Liu was an investment banker at Goldman Sachs and Citigroup. Dr. Liu holds a Ph.D. in molecular biology and an M.B.A. in finance from the University of Michigan and a B.S. in biology from Peking University. We believe that Dr. Liu is qualified to serve on our Board of Directors because of his extensive operational and business experience in the pharmaceutical and biotechnology industries, including executive leadership, and his transactional experience.

Board Diversity Matrix

Board Diversity Matrix as of April 15, 2022
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s Board of Directors within one year of the completion of its initial public offering. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company's Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under Nasdaq Stock Market and the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Mackay, is an “independent director” as defined under applicable rules of the Nasdaq Stock Market. In addition, all members of our Audit Committee satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and all members of our Compensation Committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Mackay is not an independent director under these rules because he is our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held 8 meetings during the year ended December 31, 2021. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

While we do not have a formal policy regarding director attendance at the annual meeting of stockholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication.

Board of Directors Leadership Structure

Dr. Mackay, our Chief Executive Officer, serves as Chair of our Board. The independent members of our Board have periodically reviewed our Board’s leadership structure and have determined that the Company and our stockholders are well served with this structure. Our Board believes that it is in the best interests of the Company for our Board to make a determination regarding whether or not to separate the roles of any chairperson and the Chief Executive Officer based on the then-current circumstances.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight at Rallybio through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that Rallybio faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (3) the direct oversight of specific areas of Rallybio’s business by the Audit, Compensation and Nominating and Corporate Governance Committees, and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting Rallybio to the attention of the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Rallybio’s independent registered public accounting firm, Rallybio’s system of its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Rallybio’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting, internal accounting controls, auditing and compliance matters.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Rallybio’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

BOARD COMMITTEES

The Board of Directors has a standing Audit, Compensation and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised solely of independent directors, and is described more fully below. Each committee operates pursuant to a written charter and each reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charters for each committee are all available on our website (www.rallybio.com) under the “Investors” section.

The following table describes which directors currently serve on each of the Board of Directors’ committees.

Nominating and
Corporate
	Governance	Compensation	Audit
Name	Committee	Committee	Committee
Martin W. Mackay, Ph.D.(1)
Helen M. Boudreau			X (2)
Rob Hopfner, R.Ph., Ph.D.	X		X
Ronald M. Hunt	X		X
Lucian Iancovici, M.D.		X
Hui Liu, Ph.D.			X
Christine A. Nash		X
Kush M. Parmar, M.D., Ph.D. (1)	X (2)
Timothy M. Shannon, M.D.(3)		X (2)
Paula Soteropoulos (1)		X

(1)
Nominated for re-election at the Annual Meeting of stockholders. See Proposal 1.
(2)
Chair of the committee.
(3)
Dr. Shannon will resign from the Board, effective at the Annual Meeting.

Audit Committee

Our Audit Committee is composed of Helen M. Boudreau, Rob Hopfner, R.Ph., Ph.D., Ronald M. Hunt and Hui Liu, Ph.D., with Ms. Boudreau serving as Chair of the committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board of Directors has determined that Ms. Boudreau is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission, or SEC, regulations and applicable listing standards of Nasdaq. The Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and evaluating the qualifications, performance and independence of, our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•
discussing with our independent registered public accounting firm critical audit matters and related disclosures;
•
reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;
•
reviewing disclosures about any significant deficiencies or material weaknesses in our internal controls, including disclosures in our annual and quarterly reports;
•
coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•
discussing our risk management policies with management;
•
reviewing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our independent registered public accounting firm and management;
•
reviewing and approving any related person transactions, in accordance with Company policy;
•
overseeing our guidelines and policies governing risk assessment and risk management;
•
overseeing the integrity of our information technology systems, process and data;
•
preparing the audit committee report required by SEC rules;
•
reviewing and assessing, at least annually, the adequacy of the Audit Committee’s charter; and
•
performing, at least annually, an evaluation of the performance of the Audit Committee.

During the year ended December 31, 2021, the Audit Committee met 6 times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Rob Hopfner, R.Ph., Ph.D., Kush M. Parmar, M.D., Ph.D. and Ronald M. Hunt, with Dr. Parmar serving as Chair of the committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•
recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the board;
•
considering and, if appropriate, establishing a policy under which our stockholders may recommend a candidate to the Nominating and Corporate Governance Committee for consideration for nomination as a director;
•
reviewing and recommending committee slates on an annual basis;

•
recommending to our Board of Directors qualified candidates to fill vacancies on our Board of Directors;
•
developing and recommending to our Board of Directors a set of corporate governance principles applicable to us and reviewing the principles on at least an annual basis;
•
reviewing and making recommendations to our board with respect to our board leadership structure and board committee structure;
•
reviewing our policies and program with respect to significant issues of corporate public responsibility;
•
making recommendations to our Board of Directors processes for annual evaluations of the performance of our Board of Directors and committees of our Board of Directors;
•
overseeing the process for annual evaluations of our Board of Directors and committees of our Board of Directors;
•
reviewing and reporting to our Board of Directors any actual or potential conflicts of interest of members of our Board of Directors;
•
providing new director orientation and continuing education for existing directors on a periodic basis;
•
overseeing plans for director succession;
•
reviewing and assessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee’s charter;
•
reviewing and overseeing the Company’s initiatives regarding environmental, social and governance matters, including related risks and opportunities, and the Company’s public disclosure with respect to such matters; and
•
performing, on an annual basis, an evaluation of the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors criteria for membership on the Board of Directors. During the year ended December 31, 2021, the Nominating and Corporate Governance Committee met 3 times.

Compensation Committee

Our Compensation Committee is composed of Lucian Iancovici, M.D., Christine A. Nash, Timothy M. Shannon, M.D. and Paula Soteropoulos, with Dr. Shannon serving as Chair of the committee. Dr. Shannon will no longer serve as a director and Chair of the committee following the Annual Meeting. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee’s responsibilities include:

•
reviewing our overall management compensation strategy, including base salary, incentive compensation and equity-based grants;
•
reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•
recommending to our Board of Directors the compensation of our chief executive officer and other executive officers;
•
reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation;
•
reviewing and administering our cash and equity incentive plans;
•
reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposing of benchmarking and analysis of compensation for our executive officers and non-employee directors;

•
recommending to our Board of Directors any stock ownership guidelines for our executive officers and non-employee directors;
•
retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor and determining the compensation and independence of such consultant or advisor;
•
preparing, if required, the compensation committee report on executive compensation for inclusion in our annual report on Form 10-K and our annual proxy statement in accordance with SEC proxy and disclosure rules;
•
monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•
overseeing our compliance with applicable SEC rules regarding stockholder approval of certain executive compensation matters;
•
reviewing and approving all employment contract and other compensation, severance and change-in-control arrangements for our executive officers;
•
establishing and periodically reviewing policies and procedures with respect to perquisites as they relate to our executive officers;
•
reviewing the risks associated with our compensation policies and practices;
•
overseeing and presenting to our Board of Directors management’s plans for succession to senior management positions based on guidelines developed and recommended by the Compensation Committee to the full Board of Directors;
•
reviewing the Company’s strategies, initiatives and programs with respect to the Company’s management of human capital resources, including talent management, employee engagement and diversity and inclusion;
•
reviewing and assessing, at least annually, the adequacy of the Compensation Committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the Compensation Committee.

Pursuant to its charter, the Compensation Committee has the authority to delegate any of its responsibilities to subcommittees and has the authority to delegate to the Chief Executive Officer the determination of compensation to employees other than senior officers under approved compensation programs to the maximum extent permitted by applicable law. During the year ended December 31, 2021, the Compensation Committee met 6 times.

Compensation Consultant

The Compensation Committee has engaged Pearl Meyer, as its independent compensation consultant. Pearl Meyer provides analysis and recommendations to the Compensation Committee regarding:

•
trends and emerging topics with respect to executive compensation;
•
compensation programs for our executive officers, directors and employees; and
•
stock utilization and related metrics.

When requested, Pearl Meyer consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Pearl Meyer reports to the Compensation Committee and not to management, although Pearl Meyer meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Pearl Meyer, the Compensation Committee considered the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to the Company by Pearl Meyer, the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Pearl Meyer have with any member of the Compensation Committee, and any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Pearl Meyer is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our Chief Executive Officer and President and our Chief Financial Officer. A copy of our Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.rallybio.com and going to the “Governance” tab under the “Investors” section, or by requesting a copy in writing from our Secretary at our New Haven, Connecticut office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.

EXECUTIVE OFFICERS

Below is a list of the names, ages and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Martin W. Mackay, Ph.D.	66	Chief Executive Officer; Chairman (Class I)
Stephen Uden, M.D.	64	President, Chief Operating Officer and Chief Scientific Officer
Jeffrey M. Fryer, CPA	52	Chief Financial Officer and Treasurer
Steven Ryder, M.D.	71	Chief Medical Officer

EXECUTIVE OFFICER BIOGRAPHIES

Martin W. Mackay, Ph.D.’s biography is included under “Director Biographies” above.

Stephen Uden, M.D., is a co-founder of, and has been President, Chief Operating Officer and Chief Scientific Officer of Rallybio since January 2018. Previously, Dr. Uden served as Senior Vice President, Research at Alexion from June 2014 to October 2017. Prior to Alexion, Dr. Uden served in various leadership roles in the research organizations of Novartis (Japan), Wyeth (Japan), Neurogen and Pfizer. Dr. Uden earned a BSc in biochemistry and an M.B., B.S. in medicine from the University of London.

Jeffrey M. Fryer, CPA, is a co-founder of, and has been Chief Financial Officer and Treasurer of Rallybio since January 2018. Previously, Mr. Fryer served as Vice-President and Chief Tax Officer of Alexion from April 2008 to April 2017. Prior to Alexion, Mr. Fryer lead the corporate tax functions at Chemtura Corporation and Lydall, Inc., and served for over ten years with PwC as a senior tax manager. He earned an M.S. in taxation from the University of Hartford and a B.S. in business administration with a concentration in accounting from Bryant University. Mr. Fryer is Chair of the Dean’s Advisory Council for the Bryant University School of Business.

Steven Ryder, M.D., has been Chief Medical Officer of Rallybio since January 2019. Previously, Dr. Ryder served as Chief Development Officer at Alexion from July 2013 to December 2018. From April 2008 to April 2013, Dr. Ryder served as President of Astellas Pharma Global Development at Astellas Inc, or Astellas. Prior to joining Astellas, Dr. Ryder worked at Pfizer for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. Dr. Ryder earned an M.D. from the Icahn School of Medicine at Mount Sinai.

EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly compensated executive officers listed below in respect of their service to us for the fiscal year ended December 31, 2021. We refer to these individuals as our named executive officers. Our named executive officers are:

•
Martin W. Mackay, Ph.D., Chief Executive Officer and Chairman;
•
Stephen Uden, M.D., President, Chief Operating Officer and Chief Scientific Officer; and
•
Jeffrey M. Fryer, CPA, Chief Financial Officer and Treasurer.

Summary compensation table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2021 and December 31, 2020:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS ($)(1)	OPTION AWARDS (S)(2)	NONEQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Martin W. Mackay, Ph.D.	2021	441,212	753,847	1,515,200	167,661	16,500	2,894,420
Chief Executive Officer and Chairman	2020	379,500	292,600	—	151,800	14,156	838,056
Stephen Uden, M.D.	2021	441,212	753,847	1,515,200	167,661	16,500	2,894,420
President, Chief Operating Officer and Chief Scientific Officer	2020	379,500	292,600	—	151,800	14,156	838,056
Jeffrey M. Fryer, CPA	2021	441,212	753,847	1,515,200	167,661	16,500	2,894,420
Chief Financial Officer and Treasurer	2020	379,500	292,600	—	151,800	14,156	838,056

(1)
The amounts shown in this column represent the grant date fair value of incentive units granted to Drs. Mackay and Uden and Mr. Fryer in fiscal years 2021 and 2020, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the incentive units for this purpose are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Company evaluated the liquidation of Rallybio Holdings units and subsequent issuance of common stock awards of the Rallybio Corporation in 2021, as a modification under ASC 718, Share Based Payments. Under ASC 718, a modification is a change in the terms or conditions of a stock-based compensation award. In assessing the modification, the Company considered the fair value, vesting conditions and classification as an equity or liability award before Liquidation and replacement, compared to the Company’s common stock received as of the Liquidation to determine whether modification accounting must be applied. As the number of shares of common stock of the Company that the unitholders of Rallybio Holdings received in the Liquidation was based on the fair value of those units in Rallybio Holdings immediately prior to the Liquidation, unvested units were replaced with restricted common shares with the same vesting terms as the initial awards, and the classification of the awards as equity awards did not change from this action, no incremental stock-based compensation expense resulted from the modification.
(2)
The amounts shown in this column represent the aggregate grant date fair value of options to purchase shares of our common stock granted to our named executive officers in 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(3)
The amounts shown in this column represent annual bonuses earned with respect to fiscal years 2021 and 2020 under our annual bonus program as described below under “Annual Bonuses.”

(4)
The amounts shown in this column for 2021 and 2020 reflect SIMPLE IRA matching contributions, described below under “Employee and Retirement Benefits.”

Narrative disclosure to summary compensation table

Overview

The Compensation Committee of our Board of Directors is responsible for determining the compensation of our executive officers. Drs. Mackay and Uden, and Mr. Fryer are our founders and, since our inception, have received the same levels and types of compensation.

The Compensation Committee has engaged Pearl Meyer & Partners, LLC, or Pearl Meyer, an independent compensation consulting firm, to assist in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Pearl Meyer, and annually thereafter, the Compensation Committee has assessed the independence of Pearl Meyer from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, determined that no relationships exist that would create a conflict of interest or that would compromise Pearl Meyer’s independence.

Agreements with our named executive officers

Drs. Mackay and Uden and Mr. Fryer are each party to an amended and restated employment agreement with our operating company subsidiary, Rallybio, LLC, which sets forth the terms and conditions of the executive officer’s employment with us. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in the respective named executive officer’s agreement.

Each amended and restated employment agreement provides for an initial annual base salary, subject to review for increase by our Board of Directors or the Compensation Committee. Each amended and restated employment agreement also provides for a target annual bonus equal to 40% of annual base salary, with the actual amount of the bonus payable based upon the achievement of performance goals as determined by our Board of Directors or the Compensation Committee. In February 2022, the target annual bonus for each of our named executive officers was increased to 45%.

Annual base salary

Effective January 1, 2021, the annual base salaries of our named executive officers were increased from $379,500 to $420,000. Effective in connection with our initial public offering in July 2021, the annual base salaries of our named executive officers were increased to $470,000.

Annual bonuses

With respect to fiscal year 2021, each of Drs. Mackay and Uden and Mr. Fryer was eligible to receive an annual bonus. For fiscal year 2021, the target bonus amount for each of Drs. Mackay and Uden and Mr. Fryer was 40% of the executive officer’s annual base salary. Annual bonuses for fiscal year 2021 for our named executive officers were based on the attainment of pre-established corporate objectives as determined by the Compensation Committee, including those related to building a world-class team and a sustainable company, business development, financing, developmental and clinical goals, and building a commercial capability. Following the end of fiscal year 2021, the Compensation Committee determined that the performance goals were met at 95% of target and each of Drs. Mackay and Uden and Mr. Fryer earned a bonus of $167,661.

Severance upon termination of employment; change in control; restrictive covenants.

Employment Agreements. Each of Drs. Mackay and Uden and Mr. Fryer is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under his respective amended and restated

employment agreement. If the executive officer’s employment is terminated by us without cause, as a result of our non-extension of the employment term or by him for good reason, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) continued payment of his annual base salary for a period of 12 months following termination and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive officer and his eligible dependents for 12 months following termination (or, if earlier, until such time as the executive officer ceases to be eligible for COBRA coverage or obtains health coverage from another employer). If the executive officer’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year) and (ii) continued payment of his annual base salary for a period of six months following termination.

If the executive officer’s employment is terminated by us without cause, as a result of our non-extension of the employment term or by him for good reason, in each case within the 12-month period following a change in control, in lieu of the severance payments and benefits described above, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) an amount equal to 1.5 times the sum of the executive officer’s annual base salary and target annual bonus, payable over 18 months following termination and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive officer and his eligible dependents for 18 months following termination (or, if earlier, until such time as the executive officer ceases to be eligible for COBRA coverage or obtains health coverage from another employer).

Severance Subject to Release of Claims. Our obligation to provide a named executive officer with severance payments and other benefits under his respective amended and restated employment agreement is conditioned on the executive officer signing a release of claims in favor of us.

Restrictive Covenants. Under their respective amended and restated employment agreements, each of Drs. Mackay and Uden and Mr. Fryer has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our customers, employees, representatives, agents, vendors, joint venturers or licensors during his employment and for one year following his termination of employment. In addition, each named executive officer has agreed to a perpetual non-disparagement covenant. Each of Drs. Mackay and Uden and Mr. Fryer is also party to a Confidential Information and Invention Assignment Agreement under which each executive officer has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Employee and retirement benefits

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including health, life and AD&D, disability, vision and dental insurance. In addition, we maintain a SIMPLE IRA retirement plan for our full-time employees. The SIMPLE IRA plan provides that we will make matching employer contributions to the SIMPLE IRA plan equal to up to 3% of eligible compensation contributed to the plan by an eligible employee for the applicable year (subject to tax code limits). Other than the SIMPLE IRA plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Equity compensation

Drs. Mackay and Uden and Mr. Fryer received incentive equity grants in fiscal year 2021 prior to our initial public offering under the Rallybio Holdings, LLC 2018 Share Plan, or the 2018 Plan, and in connection with our initial public offering under the Rallybio Corporation 2021 Equity Incentive Plan, or the 2021 Plan.

In January 2021, each of our named executive officers received an award of 2,255,000 incentive units under the 2018 Plan, which vest as to 25% of the underlying units on January 1, 2022 and in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.

In connection with the liquidation of Rallybio Holdings LLC (Holdings LLC) and the distribution of the capital stock of Rallybio Corporation to the unitholders of Holdings LLC in connection with our initial public offering, all vested and unvested common units and incentive units, including those held by our named executive officers, were canceled and shares of our common stock were distributed in respect of such units. Our named executive officers received unrestricted shares of our common stock in respect of any vested common units and incentive units that they held that were so canceled and received restricted shares of our common stock under the 2021 Plan in respect of any unvested restricted common units and incentive units that they held that were so canceled. The restricted shares of our common stock are subject to the same vesting conditions as the unvested restricted common units and incentive units that they held.

In July 2021, in connection with our initial public offering, each of our named executive officers received an option to purchase 160,000 shares of our common stock under the 2021 Plan, which vests as to 25% of the underlying shares on July 28, 2022 and as to the remaining 75% of the underlying shares in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.

Outstanding awards at fiscal year-end 2021

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDELYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE		NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)(1)
Martin W. Mackay, Ph.D.	160,000	13.00	7/28/2031	(2)	—		—
					391,503	(3)	3,734,939
Steve Uden, M.D.	160,000	13.00	7/28/2031	(2)	—		—
					391,503	(3)	3,734,939
Jeffrey M. Fryer, CPA (4)	160,000	13.00	7/28/2031	(2)	—		—
					391,503	(3)	3,734,939

(1)
Amounts determined based on the fair market value of our common stock of $9.54 per share, which was the closing price of a share of our common stock on December 31, 2021 as reported on the Nasdaq Global Select Market.
(2)
Represents an option to purchase 160,000 shares of our common stock, granted on July 28, 2021, which vests as to 25% of the underlying shares on July 28, 2022 and as to the remaining 75% of the underlying shares in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.
(3)
In connection with the liquidation of Holdings LLC and the distribution of the capital stock of Rallybio Corporation to the unitholders of Holdings LLC in connection with our initial public offering, all vested and unvested common units and incentive units, including those held by our named executive officers, were canceled and shares of our common stock were distributed in respect of such units. Our named executive officers received unrestricted shares of our common stock in respect of any vested common units and incentive units that they held that were so canceled and received restricted shares of our common stock under the 2021 Plan in respect of any unvested restricted common units and incentive units that they held that were so canceled. The restricted shares of our common stock are subject to the same vesting conditions as the unvested restricted common units and incentive units that they held at the time of liquidation. The following historical awards under Holdings LLC were cancelled and shares of Rallybio Corporation stock and were distributed with the same remaining vesting conditions as the underlying unvested restricted common units and incentive units at the time of liquidation:

a.
An award of 1,499,999 restricted common units of Holdings LLC issued on April 19, 2018 pursuant to a contribution and restricted share agreement with each named executive officer, as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant vested as to 25% of the award on the date of grant and vests as to the remaining 75% of the award in four equal installments on each of April 19, 2019, April 19, 2020, April 19, 2021 and April 19, 2022, generally subject to the executive officer’s continued employment with us through the applicable vesting date.
b.
An award of 400,000 restricted common units of Holdings LLC granted on April 19, 2018 under the 2018 Plan, as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant became eligible to vest upon the initiation of a clinical program through one of our affiliates, on September 12, 2019. 25% of the award vested on September 12, 2020, and the remaining 75% of the award vests in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.
c.
An award of 665,000 incentive units of Holdings LLC granted on July 31, 2020 under the 2018 Plan, as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant vested as to 25% of the award on April 1, 2021 and vests as to the remaining 75% of the award in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.
d.
An award of 2,255,000 incentive units of Holdings LLC granted on January 20, 2021 under the 2018 Plan, as adjusted to reflect a conversion into restricted shares of our common stock in connection with our initial public offering. The grant vests as to 25% of the award on January 1, 2022 and vests as to the remaining 75% of the award in 36 equal monthly installments thereafter, generally subject to the executive officer’s continued employment with us through the applicable vesting date.
(4)
Mr. Fryer’s grants made prior to our initial public offering are held by revocable trust.

Director compensation

The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended December 31, 2021. Dr. Mackay does not receive compensation for his service as a director. His compensation for 2021 is included with that of our other named executive officers above.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	OPTION AWARDS ($)(2)	TOTAL ($)
Helen M. Boudreau	44,239	122,976	167,215
Rob Hopfner, R.Ph., Ph.D.	19,712	122,976	142,688
Ronald Hunt	19,712	122,976	142,688
Lucian Iancovici, M.D.(3)	—	—	—
Kush M. Parmar, M.D., Ph.D.	18,228	122,976	141,204
Ketan Patel, M.D.(4)	—	—	—
Timothy M. Shannon, M.D.	19,076	122,976	142,052
Paula Soteropoulos	37,120	122,976	160,096

(1)
The amounts reported in this column represent cash fees earned in fiscal year 2021.
(2)
The amounts reported in this column represent the grant date fair value of options to purchase shares of our common stock granted to our non-employee directors, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, the following non-employee directors held the following number of option awards: Ms. Boudreau 13,440, Dr. Hopfner 13,440, Mr. Hunt 13,440, Dr. Iancovici

13,440, Dr. Parmar 13,440, Ms. Soteropoulos 13,440. As of December 31, 2021, the following non-employee directors held the following number of unvested restricted stock awards: Ms. Boudreau 16,420, Ms. Soteropoulos 16,917. Dr. Hopfner, Mr. Hunt, Dr. Iancovici, and Dr. Parmar did not hold any unvested restricted stock awards as of December 31, 2021.
(3)
Dr. Iancovici declined to accept a stock option grant in respect of his service as a member of our Board of Directors in 2021.
(4)
Dr. Patel resigned his position as a director effective January 30, 2021.

Director compensation

At the time each of Ms. Boudreau and Ms. Soteropoulos was appointed to the board of managers of Rallybio Holdings LLC, we agreed to pay each of them a cash retainer of $35,000 for board service and Ms. Boudreau a cash retainer of $5,000 for service as chair of the Audit Committee, and to provide each of them a grant of incentive units, which grants were made in 2020. Following our initial public offering, compensation payable to Ms. Boudreau and Ms. Soteropoulos is determined under our director compensation policy, described below.

Director compensation policy

In connection with our initial public offering, we adopted a non-employee director compensation policy for members of our Board of Directors, which became effective upon the completion of the offering in July 2021. Under the non-employee director compensation policy, our non-employee directors are compensated as follows:

•
each non-employee director receives an annual cash fee of $35,000 ($65,000 for the chair of our Board of Directors and $50,000 for the lead independent director, if applicable);
•
each non-employee director who is a member of the Audit Committee receives an additional annual cash fee of $7,500 ($15,000 for the Audit Committee chair);
•
each non-employee director who is a member of the Compensation Committee receives an additional annual cash fee of $5,000 ($10,000 for the Compensation Committee chair);
•
each non-employee director who is a member of the nominating and governance committee receives an additional annual cash fee of $4,000 ($8,000 for the nominating and governance committee chair);
•
each non-employee director will be granted an option to purchase 26,880 shares of our common stock under the 2021 Plan upon his or her initial election or appointment to our Board of Directors; and
•
each non-employee director will annually be granted an option to purchase 13,440 shares of our common stock under the 2021 Plan on the date of the first meeting of our Board of Directors held after the annual meeting of our stockholders, prorated for non-employee directors initially elected or appointed to our Board of Directors during the 12 months preceding the grant date to reflect the number of months of service during such 12-month period.

Prior to January 1st of any year, a non-employee director may elect to receive his or her annual cash retainer in the form of an option to purchase shares of our common stock, which is expected to vest in 12 equal monthly installments, on the last day of each month during such calendar year, subject to the director’s continued service on our Board of Directors through each applicable vesting date. To date, five of our non-employee directors have made such an election.

The stock options granted to our non-employee directors will have a per share exercise price equal to the closing price of a share of our common stock on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant) and will expire not later than ten years after the date of grant. The stock option granted to a non-employee director upon the non-employee director’s initial election or appointment to our Board of Directors will vest in three equal annual installments, subject to the director’s continued service on our Board of Directors through each applicable vesting date. The annual stock options granted to our non-employee directors will vest in full on the earlier of the first anniversary of the date of grant or the next annual meeting of our stockholders, subject to the director’s continued service on our Board of Directors. Upon a change in control (as defined in the 2021 Plan (or as such term or similar term is defined in any successor plan)), each initial stock option and each annual stock option that is then outstanding will vest in full, subject to the director’s continued service on our Board of Directors through such change in control.

All cash fees will be paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be prorated for any portion of a calendar quarter that a non-employee director is not serving on our Board of Directors, based on the number of calendar days served by such non-employee director.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which he or she serves.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We operate in accordance with a written charter adopted by our Board of Directors and reviewed annually by the Audit Committee. We are responsible for overseeing the quality and integrity of Rallybio’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Rallybio’s Corporate Governance Guidelines. Further, our Board of Directors has determined that one of our members (Ms. Boudreau) is an Audit Committee financial expert as defined by the rules of the SEC.

The Audit Committee met 6 times during fiscal 2021 with Rallybio Corporation’s management and Deloitte & Touche LLP (“Deloitte”), Rallybio’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021, with management and Deloitte. Management has the responsibility for the preparation of Rallybio’s financial statements, and Deloitte has the responsibility for the audit of those statements. The Audit Committee discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between Deloitte and Rallybio and the potential effects of any disclosed relationships on Deloitte’s independence, and discussed with Deloitte its independence. We reviewed with Deloitte their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Deloitte’s examination of Rallybio’s financial statements both with and without management.

The Audit Committee considered any fees paid to Deloitte for the provision of non-audit related services and does not believe that these fees compromise Deloitte’s independence in performing the audit.

Based on these reviews and discussions with management and Deloitte, we approved the inclusion of Rallybio Corporation’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. We also have selected Deloitte as the independent registered public accounting firm for the fiscal year ended December 31, 2022, subject to ratification by Rallybio Corporation’s stockholders.

Members of the Rallybio Audit Committee

Helen M. Boudreau, Chair

Robert Hopfner, R.Ph., Ph.D.

Ronald M. Hunt

Hui Liu, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions since January 1, 2021 in which we were a party, the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had a direct or indirect material interest, other than compensation arrangements which are described above under the heading “Executive Officer and Director Compensation.”

We previously operated as Rallybio Holdings, LLC, a Delaware limited liability company ("Holdings LLC"). In connection with our initial public offering, we completed a reorganization (the “Reorganization”) such that we now operate as Rallybio Corporation.

Director Affiliations

Kush Parmar, M.D., Ph.D. is affiliated with 5AM Ventures V, L.P. and 5AM Opportunities I, L.P., which, in the aggregate, own more than 5% of our common stock.

Timothy M. Shannon, M.D. is affiliated with Canaan XI L.P., which, owns more than 5% of our common stock.

Lucian Iancovici, M.D. is affiliated with The Rise Fund Rascal L.P., which owns more than 5% of our common stock.

Ronald Hunt is affiliated with New Leaf Ventures III, L.P. and New Leaf Biopharma Opportunities II, L.P., which, own more than 5% of our common stock.

Rob Hopfner, R.Ph., Ph.D. is affiliated with Pivotal bioVenture Partners Fund I L.P., which owns more than 5% of our common stock.

Investor Rights Agreement

Holdings LLC was party to an Amended and Restated Investor Rights Agreement with the investors party to the Holdings LLC’s Operating Agreement, described below, (the “Investor Rights Agreement”). Pursuant to the terms of this agreement, the Holdings LLC granted these stockholders certain information rights and the right to participate in future stock issuances, which rights terminated prior to our initial public offering, as well as certain registration rights. Immediately prior to the completion of our initial public offering, we entered into a registration rights agreement, described below, with the stockholders of the Company.

Registration Rights Agreement

Following the Reorganization and prior to the completion of our initial public offering, we entered into a Registration Rights Agreement with the stockholders of the Company (the “Registration Rights Agreement”). The Registration Rights Agreement grants the parties thereto certain registration rights in respect of the “registrable securities” held by them, which securities include (i) the shares of our common stock held by our stockholders following the Reorganization and prior to the consummation of our initial public offering and (ii) any common stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under the Registration Rights Agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Registration Rights Agreement also includes customary indemnification and procedural terms. As of December 31, 2021, holders of 23,094,614 shares of our common stock (after giving effect to the Reorganization, based on the initial public offering price of $13.00 per share) are to be entitled to such registration rights pursuant to the Registration Rights Agreement. These registration rights will expire on the earlier of (i) such time after our initial public offering as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration and (ii) the third anniversary of the consummation of our initial public offering.

Operating Agreement

Pursuant to the terms of the Holdings LLC Operating Agreement, Holdings LLC granted certain unitholders certain information rights and the right to participate in future stock issuances, which rights terminated prior to the consummation of our initial public offering, as well as certain registration rights.

Pursuant to the terms of the Operating Agreement, the following directors were elected to serve as members on our Board of Directors: Mses. Helen M. Boudreau and Paula Soteropoulos, Drs. Rob Hopfner, Lucian Iancovici, Martin W. Mackay, Kush Parmar, Timothy M. Shannon and Mr. Ronald Hunt.

The Operating Agreement was terminated upon the consummation of our initial public offering, and members previously elected to our board of managers pursuant to such agreement serve as directors of the Company until they resign, are removed or their successors are duly elected by the holders of our common stock.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Party Transactions Policy

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years, in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Martin W. Mackay, Ph.D., Kush M. Parmar, M.D., Ph.D. and Paula Soteropoulos are the Class I directors whose terms expire at the Company’s 2022 Annual Meeting of stockholders. Each of Dr. Mackay, Dr. Parmar and Ms. Soteropoulos has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Our bylaws provides for a majority voting standard for the election of directors in uncontested elections, which provides that to be elected, a director nominee must receive a greater number of votes FOR his or her election than votes AGAINST his or her election. The number of votes cast with respect to that director’s election excludes abstentions and broker non-votes with respect to that director’s election. In contested elections where the number of director nominees exceeds the number of directors to be elected, the voting standard will be a plurality of the shares present virtually in person or by proxy and entitled to vote.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the nominees listed above. Rallybio has no reason to believe that any nominee will be unable to serve. In the event that either or both nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Rallybio, principal occupation and other biographical material is shown earlier in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2-RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Deloitte, and Deloitte has served as our independent registered public accounting firm since 2018.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Deloitte will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2021 and 2020 for each of the following categories of services are as follows:

	Fiscal Year Ended
Fee Category	2021	2020
Audit Fees	$1,368,429	$110,000
Audit-related Fees	—	—
Tax Fees	299,708	20,244
All Other Fees	3,828	—
Total Fees	$1,671,965	$130,244

Audit Fees. Audit fees for 2021 and 2020 consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings and were $593,429 and $110,000 respectively. The audit fees for the fiscal year ended December 31, 2021 also include fees for professional services provided in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC which totaled $775,000.

Tax Fees. Consist of tax services related to the corporate restructuring and liquidation of Rallybio Holdings, LLC. associated with our 2021 initial public offering.

All Other Fees. All other fees represent payment for access to Deloitte & Touche LLP online software tools.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

GENERAL MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Corporation’s common stock held by them. Copies of these reports must also be provided to the Corporation. Based on our review of these reports, we believe that, during the year ended December 31, 2021, all such reports that were required to be filed were filed on a timely basis.

Availability of Certain Documents

A copy of our 2021 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2021 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

Attention: Secretary

Phone: (203) 859-3820

Householding of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 26, 2022, which is 120 days prior to the date that is one year from this year’s mailing date of April 25, 2022.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Rallybio Corporation, 234 Church Street, Suite 1020, New Haven, CT 06510. The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2023 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2023 annual meeting must notify us no earlier than January 25, 2023 and no later than February 24, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board of Directors may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Rallybio Corporation

234 Church Street, Suite 1020

New Haven, CT 06510

Attention: Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0000568415_1 R1.0.0.24 RALLYBIO CORPORATION 234 CHURCH STREET SUITE 1020 NEW HAVEN, CT 06510 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RLYB2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Directors recommends you vote FOR all nominees listed: 1. Election of Class I Directors Nominees For Withhold 01) Martin W. Mackay 02) Kush M. Parmar 03) Paula Soteropoulos The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000568415_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com RALLYBIO CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 24, 2022 The shareholders hereby appoint Martin Mackay, Stephen Uden, and Jeffrey Fryer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rallybio Corporation that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m., Eastern Time on Tuesday, May 24, 2022, virtually at www.virtualshareholdermeeting.com/RLYB2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE